Exhibit 23.4
October 25, 2010
Monroe Bancorp
210 East Kirkwood Avenue
Bloomington, Indiana 47408
Re: Proxy Statement of Monroe Bancorp and
Registration Statement on Form S-4 of Old National Bancorp
Ladies and Gentlemen:
          We hereby consent to the use of our opinion letter dated October 5, 2010 to the Board of Directors of Monroe Bancorp as Annex B to the Proxy Statement/Prospectus which forms a part of the Registration Statement on Form S-4 of Old National Bancorp. In giving this consent, we do not admit that we come within the category of persons whose consent is required under the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder, nor do we thereby admit that we are experts with respect to any part of such Registration Statement within the meaning of the term “experts” as used in the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

Howe Barnes Hoefer & Arnett, Inc.
By:	/s/ Matthew C. Boba
Matthew C. Boba
Executive Vice President and General Counsel